EXHIBIT 5.1


                           WEIL, GOTSHAL & MANGES LLP
                                  700 LOUISIANA
                                   SUITE 1600
                            HOUSTON, TEXAS 77002-2784
                                 (713) 546-5000
                               FAX: (713) 224-9511


                                  June 23, 1999


Equalnet Communications Corp.
1250 Wood Branch Park Drive
Houston, Texas 77079

Ladies and Gentlemen:

                  We have acted as counsel to Equalnet Communications Corp., a Texas corporation (the "Company"), in connection with the preparation and filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the proposed issuance of up to 3,000,000 shares (the "Shares") of the common stock, par value $.01 per share (the "Common Stock"), of the Company pursuant to the Equalnet Communications Corp. Independent Contractor Stock Option Plan (the "Plan").

                  In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Articles of Incorporation of the Company, the Plan, together with the form of Option Agreement and form of Stock Grant Agreement (each as defined in the Plan), the resolutions adopted by the Board of Directors of the Company adopting the Plan and authorizing the issuance of the Shares pursuant to the Plan, and such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

                  In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

                  Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

                  1. The Company is a corporation validly existing and in good standing under the laws of the State of Texas.

                  2. The Shares have been duly authorized and, assuming that at the time of issuance of any Shares, the Company has available for issuance, in accordance with the Articles of Incorporation of the Company and the Texas Business Corporation Act, in each case as amended from time to time, a number of shares of Common Stock equal to or greater than the number of Shares to be issued, the Shares, when issued and delivered to the Participants, as defined in the Plan, in accordance with the terms of the Plan and the respective Option Agreements and/or Stock Grant Agreements (each as defined in the Plan), as the case may be, will be validly issued, fully paid and nonassessable.

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                  The opinions expressed herein are limited to the corporate laws of the State of Texas, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

                  The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

                  We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus which is a part of the Registration Statement.



                                   Very truly yours,

                                   /s/ Weil, Gotshal & Manges LLP